Exhibit 10.4

LIFE-EXCHANGE, INC.
LIFE SETTLEMENT PROVIDER USER AGREEMENT

This Life Settlement Provider User Agreement (the “Agreement”) is entered into between Life Exchange, Inc., a Nevada corporation (“Life-Exchange”), and ______________, a viatical or life settlement provider (“Provider”).

Provider desires to become a Registered Provider (as defined below) in order to participate in E-Settlement Events (defined below) via the Life-Exchange web site located at www.life-exchange.com, and all associated web pages (the “Site”).

In consideration of Provider’s inclusion as a Registered Provider with Life-Exchange, Provider hereby agrees with, and covenants in favor of Life-Exchange as follows:

1.
Provider’s Compliance with Site Agreements. Provider desires to participate in E-Settlement Events (defined below) and agrees that its participation in any such E-Settlement Events is contingent upon its acceptance and continued compliance with the Terms and Conditions of Use, Privacy Policy and other guidelines posted on the Site at the commencement of an E-Settlement Event (collectively, “Site Agreements”) and the terms and conditions of this Agreement. By participating in an E-Settlement Event, Provider acknowledges that it has read and agrees to each of the Site Agreements, as they may be amended from time to time. Provider acknowledges and agrees that Life-Exchange may, in its sole and absolute discretion, alter, amend, change, modify, remove or supplement any of the Site Agreements in the manner described in the applicable Site Agreement.

2.
Authorized Users of Provider. Upon acceptance as a Registered Provider by Life-Exchange, Life-Exchange shall establish an account for Provider (“Life-Exchange Account”) and provide Provider a Provider user identification number and a series of access numbers for accessing the Site (the “Provider’s Life-Exchange Access Codes”). Provider may authorize only its employees to access the Services and Provider’s Life-Exchange Account on behalf of Provider (“Authorized Users”). Provider shall cause all Authorized Users to comply with the provisions of this Agreement and the Site Agreements. Provider shall not, and shall not permit any of its employees, who become Authorized Users to, disclose Provider’s Life-Exchange Access Codes to any person or entity, other than the Authorized Users, or permit any person or entity, other than the Authorized Users, to use the Provider’s Life-Exchange Access Codes, the Site or the Services. A complete list of all initial Authorized Users who are authorized to act under Provider’s Life-Exchange Account is included on Exhibit A attached hereto and incorporated herein by this reference. Provider can add or remove Authorized Users by sending a written request to Life-Exchange and Life-Exchange shall respond to Provider’s request within five (5) business days of receiving such notice. Provider shall immediately provide written notification to Life-Exchange upon the termination or suspension by Provider of its employment of an Authorized User. Upon its receipt of such written notice, Life-Exchange shall promptly terminate such Authorized User’s access to the Site. Provider agrees with Life-Exchange that Provider shall be solely responsible for all activity conducted using the Provider’s Life-Exchange Access Codes and shall notify Life-Exchange immediately if any Authorized User’s access must be terminated or any of Provider’s Life-Exchange Access Codes is lost or stolen or has been, or reasonably could be expected to be, accessed or used by an unauthorized user and that Life-Exchange has no liability whatsoever to Provider or any other person or entity for any unauthorized use of a Provider Life-Exchange Access Code.

3.
E-Settlement Events. The Site provides an on-line marketplace operated by Life-Exchange, which provides a venue for life settlement brokers registered with the Site and authorized to use the Site and the Services (“Registered Brokers”) to (a) post-electronically at the Site, on behalf of their respective customers who own and seek to sell in-force non-variable life insurance policies (a “Policyholder Seller”) in Life Settlement Transactions (as defined below), life insurance policies for sale to Registered Providers (as defined below) and (b) receive electronically through the Site from Registered Providers indications of interest to purchase such life insurance policies in transactions to be completed off-line outside the Site, ((a) and (b), collectively “E-Settlement Event”). For purposes of this Agreement, “Registered Provider” means a licensed viatical or life settlement provider as required under applicable law, who has satisfied all of the conditions of Life-Exchange’s registration process for a viatical or life settlement provider as determined by Life-Exchange in its sole and absolute discretion, including acceptance of the Site Agreements and this Agreement, and been provided access to the Site by Life-Exchange, and who remain at all times in compliance with the Site Agreements and this Agreement. For purposes of this Agreement, a Registered Broker must (a) be licensed as required under applicable law, (b) have satisfied all of the conditions of Life-Exchange’s registration process for a viatical or life settlement broker as determined by Life-Exchange in its sole and absolute discretion, including acceptance of the Site Agreements and this Agreement, have been provided access to the Site by Life-Exchange, and (c) remain at all times in compliance with the Site Agreements and this Agreement. However, nothing in this Agreement shall prohibit the Provider from performing its own due diligence on the background and licensing of any Registered Broker with which the Provider desires to conclude a Life Settlement Transaction with. For purposes of this Agreement, “Life Settlement Transaction” means the sale of an in-force non-variable life insurance policy, which insures the life of an individual who does not have, on the date of such sale, a catastrophic, chronic, life-threatening or terminal illness or a life expectancy of twenty-four (24) months or less (“Insured”), for an amount less than the death benefit payable under such life insurance policy (“Policy”). A full description of the services to be made available to Provider including without limitation, those related to E-Settlement Events is set forth on the Site and may be changed from time to time at the sole and absolute discretion of Life-Exchange (“Services”).

4.
Life Expectancy Reports. Provider shall be solely responsible for payment of, and shall timely pay when due, all costs, expenses and fees associated with life expectancy reports ordered by Provider or any of its Authorized Users from any life expectancy company that has entered into a Life Expectancy Company User Agreement with Life-Exchange and is an authorized user of the Site (a “Registered LE Company”) through the Site (the “LE Reports”). Provider acknowledges and agrees that Life-Exchange shall not be responsible for (a) payment of any of the costs, expenses and fees associated with such LE Reports; or (b) the timeliness of delivery of LE Reports by Registered LE Companies to Registered Provider or Registered Brokers.

5.	Payment of Fees.

(a).
Provider shall timely pay all applicable fees and charges for the Services, including any fees and charges for late payment. All fees and charges are posted on the Site (see “Registered Providers Fees and Charges” on the Site) accessible only to Registered Providers. The fees for the Services payable by Provider to Life-Exchange are set forth in Exhibit B attached hereto and incorporated herein by this reference. Life-Exchange may unilaterally, in its sole and absolute discretion, amend any of the fees and charges payable by Provider and any modifications to such fees and charges shall be automatically effective seventy-two (72) hours after such changes are posted on the Site. Provider will be notified of changes to the fees and charges only by electronic transmission of such changes to the Provider's Life-Exchange Account; provided, however, failure by Life-Exchange to provide such notice shall not delay the effectiveness of the revised fees and charges and by participating in an E-Settlement Event, Provider acknowledges that it has read and agrees to the then-current Registered Providers Fees and claims.

(b).
Provider hereby agrees and acknowledges that it shall pay to the Escrow Agent (defined below) the full amount of the commission, fee or other compensation owed to a Registered Broker for such Registered Broker’s services rendered to a Policyholder Seller in connection with a Life Settlement Transaction consummated between such Policyholder Seller and Provider pursuant to an E-Settlement Event, which amount shall then be remitted by the Escrow Agent to the Registered Broker upon the later of the date of the consummation of such Life Settlement Transaction or the date following the expiration of the applicable rescission period (whether required by applicable law or provided by Provider under the terms of its agreement for the Life Settlement Transaction), if any, during which the applicable Policyholder Seller may rescind such Life Settlement Transaction. “Escrow Agent” means the U.S. or state bank or other financial institution engaged by Life-Exchange from time to time to receive from a Registered Provider payment of the Registered Broker’s fee owed for a Life Settlement Transaction consummated between a Policyholder Seller and Provider pursuant to an E-Settlement Event and remit payment of such Registered Broker’s fee to the Registered Broker in accordance with the terms of this Agreement.

6.
Provider Content. Provider grants Life-Exchange the right to use the content submitted by Provider to Life-Exchange (the “Provider Content") and each LE Report purchased by Provider from a Registered LE Company through the Site for all purposes associated with the Site and as disclosed in the Life-Exchange Privacy Policy. Life-Exchange is entitled to copy and store all information transmitted through the Site by or to Provider and to use that information in order to provide the Services and other services and functions of the Site, provided that such information will be treated as Confidential Information by Life-Exchange pursuant to Section 6 below. Life-Exchange may record and observe transactions and activity on the Site to assist Life-Exchange in providing and maintaining the Site, however Life-Exchange does not undertake any obligation to record or observe any or all transactions or activities. Life-Exchange may use and disclose any such information in an aggregated form that will not disclose the bidding or purchase offering habits of Provider or violate applicable laws.

7.	Confidentiality and Privacy Obligations.

(a).
Provider and Life-Exchange may receive the information of the other party that such party maintains as confidential (“Confidential Information”). Each party shall protect the Confidential Information of the other party to the same degree it protects its own, provided, however, each party will use at least reasonable means to protect such Confidential Information. Each party shall use the Confidential Information of such party only as permitted herein. This obligation shall not extend to any information that (a) is known by a party prior to receiving it from the other party; (b) is in the public domain or becomes generally known to the public by some action other than breach of this Section 6; (c) is received from a third party without obligation of confidentiality; or (d) is independently developed by the receiving party. Each party’s obligations under this Section 6 shall extend for a period of two (2) years from termination, expiration or cancellation of Provider’s use of the Services, except to the extent applicable trade secret law requires the obligation to continue.Confidential Information shall include without limitation the prices associated with E-Settlement Events. This confidentiality obligation shall supersede all prior confidentiality or nondisclosure agreements that might affect the Confidential Information disclosed pursuant to this Agreement.

(b).
Provider acknowledges and agrees that in the course of using the Site, Provider may receive from Covered Entities and Business Associates (as such terms are defined by the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder (“HIPAA”)), information regarding Policyholder Sellers and/or Insureds that constitutes “protected health information” (“PHI”) under HIPAA, provided to Provider, Registered Brokers or Registered LE Companies pursuant to written authorizations executed by the Insureds. Provider agrees with, and covenants to, Life-Exchange that all such authorizations that relate to PHI Provider shares on the Site or otherwise with Life-Exchange, Registered LE Companies, Registered Providers and Registered Brokers shall contemplate and not prohibit such disclosures and the reasonably anticipated uses of such PHI by Registered Brokers, Registered Providers and Registered LE Companies in connection with the Site.

(c).
Provider further acknowledges and agrees that in the course of its use of the Site, Provider shall receive from Registered Brokers, Registered Providers and Registered LE Companies sensitive nonpublic personally identifiable information regarding Policyholder Sellers and Insureds that constitutes “Non-Public Personal Information” as such term is defined in the Gramm-Leach-Bliley Act of 1999 and state insurance laws or regulations enacted pursuant to GLBA, as each may be amended from time to time (“GLBA”), including, without limitation, Policyholder Sellers’ and/or Insureds’ data and financial information (“NPI”), and Provider shall use such NPI solely in connection with its use of the Site and consummation of Life Settlement Transactions. Provider may have executed a written agreement with such, Registered LE Companies, Registered Brokers or Registered Providers who provide NPI to Provider that requires Provider to maintain the confidentiality, privacy and security of such NPI in accordance with GLBA, or the disclosure of such information to Provider may be by written authorization or consent of the Policyholder Seller or Insured. Provider agrees with, and covenants to, Life-Exchange that (1) Provider will abide by any such third-party agreements during the entire term of this Agreement (including any extension or renewal hereof) with regards to any use, maintenance or disclosure of any NPI associated with a Policy, and (2) all such authorizations or consents that relate to NPI Provider shares in its use of the Site or otherwise with Life Exchange, Registered LE Companies, Registered Brokers and Registered Providers shall not prohibit such disclosures and the reasonably anticipated uses of such NPI by Registered LE Companies, Registered Brokers and Registered Providers.

8.
The Site is an Online Venue for Indications of Interests to Buy and Sell. The Site is only an online venue and communications medium to facilitate Registered Providers and Registered Brokers to exchange information relating to proposed Life Settlement Transactions. Provider acknowledges that (a) this Agreement is not a viatical or life settlement contract, (b) Life-Exchange is not a party to, nor deemed to be a party to, any Life Settlement Transaction (including, without limitation, the underlying purchase and sale agreement for a Life Settlement Transaction) arranged or consummated between Registered Brokers and Registered Providers or otherwise, (c) Life-Exchange is not a viatical or life settlement broker or an agent, subagent or representative of any Registered Broker or any Policyholder Seller, (d) Life-Exchange is not a viatical or life settlement provider or an agent, subagent or representative of any Registered Provider, (e) Life-Exchange is not involved in any of the underlying Life Settlement Transactions that are arranged using the Site for E-Settlement Events between Registered Brokers and Registered Providers and a Life Settlement Transaction (including, without limitation, the underlying purchase and sale agreement for any Life Settlement Transaction) will be effected and consummated, if at all, by the applicable Policyholder Seller and Registered Provider outside the Site in accordance with all applicable laws and regulations. As a result, Life-Exchange has no control over, and disclaims and makes no representations or warranties, regarding the benefits, income tax or other tax consequences, quality, safety or legality of any proposed Life Settlement Transaction listed on the Site or the subject of an E-Settlement Event, the truth or accuracy of the listings, the ability of the offeror of any Policy to sell the applicable Policies or the creditworthiness or ability of any Registered Providers to pay the amount owed for the purchase of a Policy in a Life Settlement Transaction. Life-Exchange does not make any representations or warranties regarding whether any proposed Life Settlement Transaction facilitated through the Site will be effected or completed, and Life-Exchange does not transfer or effectuate the transfer of legal ownership of any Policies listed on the Site or the beneficiary’s right to receive payment of the death benefit thereunder, if any, from a policy owner to a Registered Provider. Life-Exchange makes no representations or warranties, and assumes no responsibility or obligation to verify, the truth or accuracy of any of the information supplied to Life-Exchange by users of the Site and made available on the Site or the viability or legality of any of the transactions arranged between users of the Site.

9.
Compliance with Laws; Prevention of Fraud or Misrepresentation. Provider shall at all times (a) comply with all applicable laws and regulations applicable to its offer to purchase, solicitation to sell, or purchase of, Policies in Life Settlement Transactions, (b) obtain and maintain in good standing all licenses and permits that Provider may be required to hold under applicable laws and regulations, and (c) provide to Life-Exchange, within three (3) days after a request from Life-Exchange, copies of any and all such licenses and permits and provide immediate written notice to Life-Exchange of any actions any federal or state regulatory authority takes, or in writing threatens to take, against Provider or any of the Authorized Users. Provider agrees that it has an affirmative duty and obligation to Life-Exchange to prevent any fraud or misrepresentation by any Registered Broker, Policyholder Seller or Registered LE Company through Provider’s use of the Site and the Services, and Provider shall not take any action or fail to take any action, directly or indirectly, that could mislead or defraud any insurance company or any Policyholder Seller in connection with any Life Settlement Transaction resulting from the use of the Site or the Services and shall use its best good faith efforts to prevent any such fraud or misrepresentation by others. If at any time Provider becomes aware of any false, incomplete, inaccurate or misleading information obtained by Provider from the Site, provided by Provider to the Site or Life-Exchange or obtained by Provider through its use of the Services pertaining to any Policy that Provider accesses through the Site, Provider shall immediately provide written notice thereof to Life-Exchange.

10.
Reservation of Rights. Life-Exchange and its licensors retain all the intellectual property and proprietary rights in and to all aspects of the Site, including, without limitation, any related patent rights, copyrights, trade secrets, trade names, service marks, associated goodwill, moral rights, and any other similar rights or intangible assets recognized under any laws or international conventions.

11.
Term of Agreement. This Agreement shall commence on the date accepted by Life-Exchange as indicated below until terminated as provided herein. Either Provider or Life-Exchange may terminate this Agreement at any time upon thirty (30) days advance written notice of termination provided to the other party; provided that Life-Exchange may terminate this Agreement immediately upon written notice if Provider breaches any provision of this Agreement or any applicable law or regulation or any of Provider’s viatical or life settlement provider licenses are revoked, suspended, nonrenewed, lapsed or otherwise terminated or become the subject of any action or proceeding therefor. Termination of this Agreement shall automatically terminate Provider's right to access and use the Site, its registration with Life-Exchange, its Life-Exchange Account (as well as the accounts of all Authorized Users), and to right to receive the Services. Notwithstanding the termination of this Agreement, Provider shall be obligated to pay all fees and charges payable hereunder.

12.
Non-Circumvent. Provider acknowledges that the Site provides the ability to Provider to access on the Site a case file for any Policy submitted to Life-Exchange by Registered Brokers for posting on the Site (“Case File” and each Case File accessed by Provider, an “Accessed Case File”), and each Case File may include sufficient information to permit Provider to determine the identity of the Policyholder Seller and the individual whose life is, or individuals whose lives are, insured under such Policy. Provider agrees that (a), during the Engaged Registered Broker Exclusivity Period (defined below), Provider shall not, directly or indirectly, (i) purchase the Policy listed in an Accessed Case File (“Accessed Policy”), (ii) make any offer to purchase such Accessed Policy to the Engaged Registered Broker, (iii) solicit any offer to sell such Accessed Policy from the Engaged Registered Broker, or (iv) enter into a Life Settlement Transaction involving such Accessed Policy and the Engaged Registered Broker, except pursuant to a transaction involving the Engaged Registered Broker which transaction results from Provider’s submission to Life-Exchange of the highest price for an indication of interest to purchase such Accessed Policy as part of an E-Settlement Event, and (b), during the General Exclusivity Period (defined below), Provider shall not, directly or indirectly, (i) purchase such Accessed Policy, (ii) make any offer to purchase such Accessed Policy to any life settlement broker, (iii) solicit any offer to sell such Accessed Policy from any life settlement broker or (iv) enter into a Life Settlement Transaction involving such Accessed Policy. “Engaged Registered Broker” means, with respect to an Accessed Policy, the Registered Broker that submitted such Accessed Policy to Life-Exchange. “Engaged Registered Broker Exclusivity Period” means the one (1) year period following the last date on which Provider accessed the Case File for such Accessed Policy. “General Exclusivity Period” means the ninety (90) day period following the last date on which Provider accessed the Case File for such Accessed Policy. Provider agrees that, during the term of this Agreement and the one (1) year period following any termination of this Agreement, Life-Exchange and its representatives shall have the right to inspect and audit the books and records of Provider at Provider’s offices from time to time to determine whether Provider has purchased any Accessed Policies outside of the Site in violation of this Agreement.

13.
Release and Waiver. Provider shall accept all the risks of using the Site and Life-Exchange shall not be responsible for any of the acts or omissions of any users on the Site. Provider acknowledges that because the Site is merely an online venue for others to conduct the negotiation of Life Settlement Transactions, in the event Provider has a dispute with one or more users of the Site, Provider hereby releases Life-Exchange and its affiliates (and each of their shareholders, directors, officers, agents, and employees) from any and all claims, demands and damages (actual and consequential) of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way connected with such disputes. Provider waives any applicable laws (to the extent permitted by law) limiting the effect of the above release to claims known or suspected to exist at the time of making the release. Moreover, if Provider is organized in California, Provider waives California Civil Code §1542 (and any laws of similar content which may be in effect in other jurisdictions), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

14.
Breach by Provider or Authorized User. Without limiting any other remedies available to Life-Exchange, Life-Exchange may limit Provider’s use of the Site, issue a warning, temporarily suspend, indefinitely suspend or terminate Provider’s status as a Registered Provider and Provider’s use of the Services and the Site and refuse to provide access to E-Settlement Events to Provider if: (a) Provider breaches any provision of this Agreement; (b) Life-Exchange is unable to verify or authenticate any information provided by Provider to Life-Exchange or Registered Brokers; or (c) Life-Exchange believes that Provider’s actions may affect use of or access to the Site by others, cause any damage, liability, injury, loss or harm in any way to users of the Site or Life-Exchange. Provider shall at all times cooperate and comply with all requests made by Life-Exchange for the purpose of verifying Provider’s compliance with the terms and conditions of this Agreement and Life-Exchange may inspect and audit Provider’s books and records from time to time for such purpose. Provider understands that its failure to cooperate and comply in all respects with such requests may result in the immediate suspension or termination by Life-Exchange of Provider’s access and use of the Site and its registration with Life-Exchange.

15.
No Warranties. LIFE-EXCHANGE (A) PROVIDES THE SITE AND THE SERVICES AND ALL INFORMATION PROVIDED ON THE SITE, INCLUDING THE LE REPORTS, “AS IS” AND WITHOUT ANY WARRANTY OR CONDITION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTY; AND (B) SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. LIFE-EXCHANGE MAKES NO WARRANTIES ABOUT (W) THE ACCURACY, RELIABILITY, ACCESSIBILITY, COMPLETENESS, OR TIMELINESS OF ANY INFORMATION SUPPLIED BY ANY REGISTERED PROVIDER OR REGISTERED BROKER, USER, REGISTERED LE COMPANY OR OTHER THIRD PARTY; (X) WHETHER PROVIDER SHOULD ENTER INTO TRANSACTIONS FACILITATED, OFFERED OR ARRANGED BY ANY REGISTERED BROKER AND THE ENFORCEABILITY OF ANY SUCH TRANSACTIONS OR OBLIGATIONS; (Y) THE ACCURACY OF POSTINGS MADE ON THE SITE BY ANY REGISTERED PROVIDER, REGISTERED BROKER, USER, LE COMPANY OR ANY THIRD PARTY; OR (Z) THE RESULTS THAT MAY BE OBTAINED BY USING THE SITE OR SERVICES. Some states do not allow the disclaimer of implied warranties, so the foregoing disclaimer may not apply to Provider. Provider may also have other legal rights that vary from state to state.

16.
No Guaranty of Uninterrupted Service. LIFE-EXCHANGE IN NO WAY GUARANTEES TIMELY, CONTINUOUS, UNINTERRUPTED OR SECURE ACCESS TO OR AVAILABILITY OF THE SITE OR SERVICES, AND OPERATION OF THE SITE MAY BE INTERRUPTED (A) BY LIFE-EXCHANGE OR THOSE UNDER ITS CONTROL IN LIFE-EXCHANGE’S SOLE DISCRETION FOR MAINTENANCE, UPGRADES, OR SITUATIONS THAT LIFE-EXCHANGE DEEMS PRESENT A RISK TO THE SITE OR ANY USERS OF THE SITE, OR (B) FACTORS OUTSIDE OF LIFE-EXCHANGE’S CONTROL.

17.
Limitation on Life-Exchange’s Liability. IN NO EVENT SHALL LIFE-EXCHANGE, ITS AFFILIATES, OR ANY OF THEIR SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, PUNITIVE, MULTIPLE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SITE, THE SERVICES OR THIS AGREEMENT, WHETHER SUCH LIABILITY IS BASED ON WARRANTY, CONTRACT, TORT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, AND WHETHER SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE TOTAL LIABILITY OF LIFE-EXCHANGE, ITS AFFILIATES, OR ANY OF THEIR SHAREHOLDERS, DIRECTORS, OFFICERS AND EMPLOYEES TO PROVIDER AND ANY THIRD PARTIES IN ANY CIRCUMSTANCE EXCEED ONE THOUSAND DOLLARS ($1,000.00). Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to Provider.

18.
Indemnity by Provider of Life-Exchange. Provider covenants and agrees with Life-Exchange that Provider shall reimburse and indemnify and hold Life-Exchange and its affiliates, and any of their respective shareholders, directors, officers, employees, agents (the “Life-Exchange Indemnified Parties”) harmless from, against and in respect of any and all actions, suits, claims, interest, penalties, proceedings, investigations, audits, demands, losses (direct or indirect), liabilities, damages, assessments, fines, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs of the investigation) (collectively, “Claims”) incurred by any of the Life-Exchange Indemnified Parties that result from (a) any inaccuracy in or breach of any representations or warranties made by the Provider or any of the Authorized Users in this Agreement, the exhibits attached hereto, the Site Agreements or any other information furnished to the Life-Exchange Indemnified Parties by or on behalf of Provider or any of the Authorized Users, (b) any breach, nonfulfillment or violation of any duty, covenant or agreement of Provider or any of the Authorized Users under this Agreement or the agreements and instruments contemplated herein, (c) any violation by Provider or the Authorized Users of any law or regulation or any of the rights of a third party, (d) any unauthorized use of Provider’s Life-Exchange Access Code, (e) any claims or litigation matters which relate or are due to the conduct of Provider or the Authorized Users, (f) any fees owed by Provider to a Registered Broker that Provider must pay directly from Provider's escrow agent as permitted under Section 4(b) hereof, (g) any fees or compensation owed by Provider to a Registered LE User and (h) any claims made by a third party, including without limitation, Registered Brokers or Policyholder Sellers, alleging facts which, if true, would entitle the Life-Exchange Indemnified Parties to indemnification pursuant to (a) through (h) above, and (i) any fees or expenses (including without limitation, reasonable attorneys’ fees) incurred by the Life-Exchange Indemnified Parties in enforcing their rights hereunder.

19.	No Agency. No agency, partnership, joint venture, employee-employer or franchiser-franchisee relationship is intended or created by this Agreement.

20.
Notices. Except as explicitly stated otherwise, any notices required or permitted to be given under this Agreement shall be given to Life-Exchange by contacting Life-Exchange as directed on the Site (see “Contact Us” on Site) and to Provider at the email address provided by Provider to Life-Exchange during Provider’s registration process. Notice shall be deemed given twenty-four (24) hours after an email is sent. Alternatively, either party may give the other party notice by certified mail, postage prepaid and return receipt requested, to Life-Exchange’s office address set forth below (for notice to Life-Exchange) or to Provider’s office address provided by Provider to Life-Exchange during Provider’s registration process (for notice to Provider). In such case, notice shall be deemed given three (3) days after the date of mailing.

21.
Resolution of Disputes. Each party hereto irrevocably waives trial by jury in any action or claim brought or made in connection with this Agreement. Any action, claim or controversy at law or equity that arises out of this Agreement or the Services, other than any action, claim or controversy arising under Section 6 or Section 12 of this Agreement, shall be resolved exclusively through binding arbitration administered by JAMS in Dade County, Florida using a single arbitrator in accordance with JAMS’ applicable rules. Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in the arbitration proceeding, as determined by the arbitrator, shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such arbitration proceeding.

22.
Governing Law and Jurisdiction. This Agreement shall be governed by, and enforced and construed in accordance with, in all respects by the laws of the State of Florida as such laws are applied to agreements entered into and to be performed entirely within Florida between Florida residents without giving effect to its conflicts or choice of laws principles, doctrines or rules. The exclusive venue for all actions, relating in any manner to this Agreement or use of the Site and Services, shall be in a federal or state court of competent jurisdiction in Dade County, Florida . Each party hereby consents and submits to the in personam jurisdiction of such courts, and to the extent permitted by law, hereby consents that all services of process may be made by any nationally recognized overnight courier, or by certified or registered mail, postage prepaid and return receipt requested. Each party waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder to the extent that an action is brought in the courts identified above. A final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction in any manner provided by law.

23.
Severability. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal regulator and their implementing regulations to be invalid, void or unenforceable, all the remaining provisions will nevertheless continue in full force and effect.

24.
Assignment. This Agreement may be assigned by Life-Exchange at any time without the approval of Provider. Life-Exchange will provide notice to Provider of any such assignment of this Agreement in accordance with the section of this Agreement entitled “Notices.” Provider may not assign this Agreement or any of its rights created hereunder, or delegate any of its duties or obligations created hereunder to any other person or entity, in whole or in part without the prior written consent of Life-Exchange. Subject to the foregoing restriction, any permitted assignment of this Agreement will be binding on, inure to the benefit of and be enforceable against the parties and their respective successors and assigns.

25.	Headings. Headings used herein are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

26.
No Waiver. Life-Exchange’s failure to act with respect to a breach by Provider shall not be deemed to be or constitute a waiver of Life-Exchange’s right to act with respect to subsequent or similar breaches.

27.
Entire Agreement; Modifications. This Agreement (which includes the Site Agreements) sets forth the entire understanding and agreement between Provider and Life-Exchange with respect to the subject matter hereof. Life-Exchange may modify this Agreement by giving prior notice of such changes to Provider and those changes shall be effective as to Provider’s participation in subsequent E-Settlement Events.

28.
Force Majeure. Life-Exchange shall not be liable for delay or failure in any of its performance hereunder due to causes beyond its reasonable control, including but not limited to, an act of God, terrorism, war, natural disaster, governmental regulations, communication or utility failures or casualties or the failures or acts of third parties.

29.
Provider's Representations and Warranties. Provider hereby represents and warrants to Life-Exchange that (a) Provider is appropriately licensed in States as a viatical or life settlement provider as required under all applicable laws and regulations; (b) Provider has all requisite right and authority to enter into this Agreement; (c) Provider’s performance of this Agreement will not violate, conflict with, or result in a material default under or breach of any other agreement, including without limitation, any confidentiality agreement between Provider and any third party; (d) any data or information submitted to Life-Exchange by Provider is true, accurate and correct, (e) Provider is participating in the Life Settlement Transaction for the Provider's own account for investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction or series of transactions that would be in violation of the securities laws of the United States or any state thereof, (f) Provider is not subject to the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., (g) any Provider Content provided to Life-Exchange for the Site: (i) will not infringe or misappropriate any third party's copyright, patent, trademark, trade secret or other intellectual property right or any proprietary rights of any third party; and (ii) will not violate any law, statute, ordinance or regulation, including without limitation, those governing export control, unfair competition, anti-discrimination or false advertising, and (h) Provider has valid errors & omissions insurance coverage insuring liability arising from Life Settlement Transactions.

30.
Survival of Certain Sections. The Sections entitled “Payment of Fees”, “Confidentiality and Privacy Obligations,” “Reservation of Rights,” “Non-Circumvent,” “Release,” “Limitation on Life-Exchange’s Liability,” “Indemnity,” “Resolution of Disputes” and “Governing Law” shall survive any termination or expiration of this Agreement.

(Signature page follows.)

PROVIDER:

As an officer or other authorized representative of Provider, I am authorized to execute this Agreement on Provider’s behalf.

Name of Provider: Signature: Name: Title: Date: Address:
________________________________

________________________________

________________________________

________________________________

________________________, 200_____

________________________________

________________________________

________________________________

ACCEPTED BY LIFE-EXCHANGE:

Life-Exchange, Inc.

Signature: Name: Title: Date: Address:	________________________________ ________________________________ ________________________________ ________________________, 200_____ 2001 Biscayne Blvd. Suite 2102 Miami, FL 33137

EXHIBIT A

List of Authorized Users of Provider

1.______________________________________________

2.______________________________________________

3.______________________________________________

4.______________________________________________

5.______________________________________________

6.______________________________________________

7.______________________________________________

8.______________________________________________

9.______________________________________________

10._____________________________________________

EXHIBIT B

Life-Exchange’s Fees

Maintenance Fees:

Provider shall pay to Life-Exchange an annual maintenance fee of $5,000.00 due upon execution of this Provider User Agreement and renewable every twelve (12) months thereafter. This maintenance fee is for up to 10 system Users. Additional Users can be added at a cost of $500.00 per User.

Transaction Fees:

Provider shall pay to the Escrow Agent, who shall then pay such amount to Life-Exchange, the following transaction fees:

A fixed licensing fee for each Life Settlement Transaction for a Policy referenced in an Accessed Case File that is consummated by Provider, in the amount equal to a percentage of such life insurance policy’s face amount of death benefit as set forth below (each a “Fee”), which shall be due and payable by Provider to the Escrow Agent, who shall then distribute such amount to Life-Exchange, upon the later of the date of the consummation of such Life Settlement Transaction or the date following the expiration of the applicable rescission period (whether required by applicable law or provided by Provider under the terms of its agreement for the Life Settlement Transaction), if any, during which the applicable Policyholder Seller may rescind such Life Settlement Transaction.

To be eligible for a lower Fee, Provider must demonstrate three (3) consecutive months of volume purchasing. After Provider receives a lower Fee, should Provider fail to sustain at least the same volume of purchasing for one (1) month, Provider shall return to the previous Fee.

$0-$24 million in monthly transactions 1% transaction fee
$25-$49 million in monthly transactions 0.85% transaction fee
$50-$99 million in monthly transactions 0.75% transaction fee
$100-$249 million in monthly transactions 0.65% transaction fee
$250 million or more in monthly transactions 0.50% transaction fee

A Fee of 0.25% shall be paid by Provider for any Life Settlement Transaction for a Policy referenced in an Accessed Case File that is consummated by Provider that has a face value of $100,000 or less regardless of Provider’s volume. *Note: this Fee of 0.25% shall not apply to Policies that have been divided solely to meet reduced transaction fees (e.g., the division of a $1 million Policy into ten (10) smaller $100,000 Policies).